Exhibit 10.6.1

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 6.3 AND 6.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE COMMON STOCK

Company:	HUMACYTE, INC., a Delaware corporation
Number of Shares of Common Stock:	547,808 (the “Initial Shares”), plus all Additional Shares (as defined in Section 1.7) which Holder is entitled to purchase
Warrant Price:	$2.699 per share, subject to adjustment
Issue Date:	March 30, 2021
Expiration Date:	March 30, 2031 See also Section 6.1(b).

Credit Facility:	This Warrant to Purchase Common Stock (as the same may from time to time be amended, modified, supplemented or restated, “Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith among Silicon Valley Bank, SVB Innovation Credit Fund VIII, L.P., the Company and any other Borrower that becomes party thereto (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated common stock (the “Common Stock”) of the above-named company (the “Company”) at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Reference is made to Section 6.4 of this Warrant whereby Silicon Valley Bank shall transfer this Warrant to its parent company, SVB Financial Group. Capitalized terms used, but not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

SECTION 1. EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time on any Business Day during the Term exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X = Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the fair market value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price.

1.3 Fair Market Value. If the Company’s Common Stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the fair market value of a Share shall be the closing price or last sale price of a share of Common Stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s Common Stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that, for all purposes under this Warrant, the SPAC Transaction (as defined in the Loan Agreement) does not constitute an Acquisition.

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be exercised pursuant to Section 1.2 above (a “Cashless Exercise”) as to all Shares effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as of the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.

(c) Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant.

(d) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

(e) Notwithstanding anything herein to the contrary, upon the closing of the SPAC Transaction, this Warrant shall be canceled in exchange for a Rollover Warrant as defined in and in accordance with the Business Combination Agreement (as defined in the Loan Agreement).

1.7 Number of Shares. The number of Shares for which this Warrant is exercisable shall be equal to (a) the Initial Shares, plus (b) upon Lenders making the Term B Loan Advance to the Company, an additional number of Shares equal to 234,775 (the “Additional Shares”). For clarity, the total number of Shares for which this Warrant shall be exercisable shall not exceed 782,583 (subject to adjustment in accordance with Section 2 below).

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Common Stock payable in securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Common Stock are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

2.3 Intentionally Omitted.

2.4 Intentionally Omitted.

2.5 No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

2.6 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, class and/or number of Shares pursuant to Section 2.1 or 2.2, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer setting forth computations of such adjustment and the Warrant Price, class and number of Shares in effect upon the date of such adjustment.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) The number of Initial Shares first set forth above, together with the Additional Shares first set forth above, collectively represent not less than 0.25% of the Company’s total issued and outstanding shares of Common Stock, calculated on and as of the Issue Date hereof on a fully-diluted basis assuming the conversion into Common Stock of all outstanding securities and instruments (including, without limitation, outstanding securities deemed to be convertible by their terms into shares of Common Stock (regardless of whether such securities or instruments are by their terms now so convertible)); provided, however, that it is hereby understood and agreed that shares of Common Stock reserved for issuance under the Company’s incentive stock and stock option plans and not then subject to outstanding grants or options are not included in such calculation.

(b) The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Company’s Common Stock or options to purchase shares of the Company’s Common Stock were valued in the Company’s most recent 409(a) valuation.

(c) All Shares which may be issued upon the exercise of this Warrant pursuant to the terms hereof, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for (i) restrictions on transfer provided for herein and under applicable federal and state securities laws, (ii) restrictions on transfer and other liens and encumbrances set forth in the Company’s Operating Documents, the Amended and Restated Right of First Refusal and Co-Sale Agreement of the Company, dated as of June 25, 2018, as amended, modified, supplemented or restated from time to time (the “ROFR Co-Sale Agreement”), the Amended and Restated Investors’ Rights Agreement of the Company, dated as of June 25, 2018, as amended, modified, supplemented or restated from time to time (the “IRA”), and the Amended and Restated Voting Agreement of the Company, dated as of June 25, 2018, as amended, modified, supplemented or restated from time to time (the “Voting Agreement”), and (iii) liens and encumbrances created by or imposed by the Holder. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of securities as will be sufficient to permit the exercise in full of this Warrant.

(d) The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Company’s Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Company’s Common Stock any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Company’s Common Stock;

(d) effect an Acquisition or to liquidate, dissolve or wind up; or

(e) effect its initial, underwritten offering and sale of its securities to the public pursuant to an effective registration statement under the Act (the “IPO”);

then, in connection with each such event, the Company shall give Holder:

(1) in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Common Stock will be entitled thereto) or for determining rights to vote, if any;

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of Common Stock will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and

(3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to publicly file its registration statement in connection therewith.

Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

For the avoidance of doubt, the Company shall not be required to deliver any notice to the Holder under this Section 3.2 in connection with the SPAC Transaction.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE HOLDER.

The Holder represents, warrants and covenants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view towards, or for resale in connection with, the public sale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons. Holder is able, without materially impairing its financial condition, to hold the Shares to be issued upon exercise of this Warrant for an indefinite period of time.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof are “restricted securities” under the federal securities laws and must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act, and understands the resale limitations imposed thereby and by the Act.

4.6 Market Stand-off Agreement. Holder agrees that this Warrant and the Shares shall be subject to the market stand-off provisions in Section 2.10 of the IRA; provided, however, that from and after the closing of the SPAC Transaction, this Warrant and the Shares shall be subject to the market stand-off provisions set forth in the Investor Rights and Lock-Up Agreement that will be executed by the Company, Alpha Healthcare Acquisition Corp. and certain of their respective stockholders at the closing of the SPAC Transaction so long as all stockholders who own, as of immediately prior to the closing of the SPAC Transaction, at least five percent (5.00%) of the fully diluted ownership of the Company as of such time are also party to such agreement.

4.7 No Voting or Other Rights. Holder, as a Holder of this Warrant, will not have any voting rights, or any other rights as a stockholder of the Company, until the exercise of this Warrant.

4.8 Stockholder Agreements. Upon any exercise of this Warrant into Shares prior to the closing of the SPAC Transaction and as a condition to the issuance of the Shares, Holder shall, if requested by the Company, become party to each of the Voting Agreement and the ROFR Co-Sale Agreement (and the Shares issued to the Holder upon such exercise shall be subject to the respective terms thereof) so long as all stockholders who own, as of immediately prior to the closing of the SPAC Transaction, at least five percent (5.00%) of the fully diluted ownership of the Company as of such time are also party to such agreements.

SECTION 5. GOVERNING LAW, VENUE, JURY TRIAL WAIVER.

5.1 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.

5.2 Jurisdiction and Venue. The Company and Holder each submit to the exclusive jurisdiction of the State and Federal courts in New York, New York, Borough of Manhattan; provided, however, that nothing in this Warrant shall be deemed to operate to preclude Holder from bringing suit or taking other legal action in any other jurisdiction to enforce a judgment or other court order in favor of Holder. The Company expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Company hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Company hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Company at the address set forth in, or subsequently provided by the Company in accordance with, Section 6.5 of this Warrant and that service so made shall be deemed completed upon the earlier to occur of the Company’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

5.3 Jury Trial Waiver. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND HOLDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS WARRANT, THE LOAN AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES’ AGREEMENT TO THIS WARRANT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

5.4 Survival. This Section 5 shall survive the termination of this Warrant.

SECTION 6. MISCELLANEOUS.

6.1 Term and Automatic Conversion upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Eastern time, on the Expiration Date and shall be void thereafter (the “Term”).

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and subject to Section 4.8, the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

6.2 Legends. The Shares shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE COMMON STOCK ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED MARCH 30, 2021, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

6.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Silicon Valley Bank’s parent company) or any other affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

6.4 Transfer Procedure. After receipt by Silicon Valley Bank of the executed Warrant, Silicon Valley Bank will transfer all of this Warrant to its parent company, SVB Financial Group. By its acceptance of this Warrant, SVB Financial Group hereby makes to the Company each of the representations and warranties set forth in Section 4 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if the original Holder hereof. Subject to the provisions of Sections 4.8 and 6.3 and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any permitted transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant or the Shares being transferred with the name, address and taxpayer identification number of the permitted transferee and Holder will surrender this Warrant to the Company for reissuance to the permitted transferee(s) (and Holder if applicable); and provided further, that any subsequent permitted transferee other than SVB Financial Group shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, prior to the closing of an IPO or the SPAC Transaction, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

6.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 6.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HC 215

Santa Clara, CA 95054

All notices to the Company shall be addressed as follows until Holder receives notice of a change in address:

Humacyte, Inc.

2525 E. NC Highway 54

Durham, NC 27713

Attn: Chief Financial Officer

with a copy to:

Humacyte, Inc.

2525 E. NC Highway 54

Durham, NC 27713

Attn: Director of Strategic Finance

6.6 Waiver. Notwithstanding any contrary provision herein or in the Loan Agreement but subject to Section 1.6(e) hereof, this Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by Holder and the Company.

6.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

6.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

6.9 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

6.10 Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which Silicon Valley Bank is closed.

[Remainder of page left blank intentionally]

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Common Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

HUMACYTE, INC.

By:	/s/ Douglas Blankenship
Name:	Douglas Blankenship
Title:	Chief Financial Officer

“HOLDER”

SILICON VALLEY BANK

By:	/s/ Scott McCarty
Name:	Scott McCarty
Title:	Director

[Signature Page to Warrant to Purchase Common Stock]

APPENDIX 1

NOTICE OF EXERCISE OF WARRANT

1. The undersigned Holder hereby exercises its right to purchase ___________ shares of the Common Stock of HUMACYTE, INC. (the “Company”) in accordance with the attached Warrant to Purchase Common Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:

[ ]	check in the amount of $________ payable to the order of the Company enclosed herewith

[ ]	Wire transfer of immediately available funds to the Company’s account

[ ]	Cashless Exercise pursuant to Section 1.2 of the Warrant

[ ]	Other [Describe] __________________________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Common Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):